                                                                    EXHIBIT 99.2

                   IBP, inc. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                               June 30,      December 30,
                                                 2001            2000
                                              -----------   -------------
ASSETS                                        (unaudited)

  CURRENT ASSETS:
    Cash and cash equivalents                 $   19,262     $   29,970
     Accounts receivable, less allowance for
      doubtful accounts of $13,579 and $19,898   705,488        673,485
    Inventories                                  982,954        873,544
    Deferred income tax benefits and
      prepaid expenses                            93,834         88,595
                                               ---------      ---------
        TOTAL CURRENT ASSETS                   1,801,538      1,665,594

  Property, plant and equipment
    less accumulated depreciation
    of $1,155,614 and $1,089,775               1,731,900      1,630,774
  Goodwill, net of accumulated
    amortization of $235,827 and $221,160        946,660        961,340
  Deferred income tax benefits and
   other assets                                  172,255        168,548
                                               ---------      ---------
                                              $4,652,353     $4,426,256
                                               =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES:
    Notes payable to banks                     1,023,000        775,000
    Accounts payable                             432,079        516,030
    Deferred income taxes and other
      current liabilities                        392,182        373,019
    Current portion of long-term debt              5,780         55,351
                                               ---------      ---------
        TOTAL CURRENT LIABILITIES              1,853,041      1,719,400
                                               ---------      ---------

  Long-term debt and capital lease
    obligations                                  687,652        658,719
                                               ---------      ---------
  Deferred income taxes and other
    liabilities                                  199,774        198,626
                                               ---------      ---------

  STOCKHOLDERS' EQUITY:
    Common stock at par value                      5,450          5,450
    Additional paid-in capital                   442,527        443,388
    Retained earnings                          1,537,265      1,481,004
    Accumulated other comprehensive income       (12,726)       (11,261)
    Treasury stock                               (60,630)       (69,070)
                                               ---------      ---------
      TOTAL STOCKHOLDERS' EQUITY               1,911,886      1,849,511
                                               ---------      ---------
                                              $4,652,353     $4,426,256
                                               =========      =========

See accompanying notes to condensed consolidated financial statements.

                   IBP, inc. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
              (In thousands, except per share data)

                                          13 Weeks Ended              26 Weeks Ended
                                     -----------------------      -----------------------
                                                   Restated                     Restated
                                       June 30,    June 24,        June 30,     June 24,
                                         2001        2000            2001         2000
                                     ----------   ----------      ----------   ----------
Net sales                            $ 4,359,304   $ 4,268,866   $ 8,485,941    $ 8,224,257
Cost of products sold                  4,114,367     4,020,762     8,065,286      7,740,841
                                     -----------   -----------   -----------    -----------
Gross profit                             244,937       248,104       420,655        483,416
Selling, general and
 administrative expense                  150,968       151,069       275,310        280,565
(Gain) on sale of production
 facility                                   --            --          (6,897)          --
Nonrecurring merger-related
 expense                                    --            --            --           31,299
                                     -----------   -----------   -----------    -----------
EARNINGS FROM OPERATIONS                  93,969        97,035       152,242        171,552

Interest expense, net                     24,020        21,635        50,026         42,950
Earnings before income taxes,               --            --            --             --
 accounting change and
 extraordinary item                       69,949        75,400       102,216        128,602

Income tax expense                        27,630        28,958        39,900         48,424
                                     -----------   -----------   -----------    -----------
Earnings before accounting change
 and extraordinary item                   42,319        46,442        62,316         80,178
Cumulative effect of change in
 accounting principle                       --            --            (115)        (2,429)
Extraordinary loss on early
 extinguishment of debt, less
 applicable taxes                           --            --            (633)       (15,037)
                                     -----------   -----------   -----------    -----------
NET EARNINGS                         $    42,319   $    46,442   $    61,568    $    62,712
                                     ===========   ===========   ===========    ===========
Earnings per common share:
 Earnings before cumulative
   effect of accounting change and
  extraordinary item                 $       .40   $       .44   $       .59    $       .73
  Cumulative effect of  change in
  accounting principle                      --            --            --             (.02)
 Extraordinary item                         --            --            (.01)          (.14)
                                     -----------   -----------   -----------    -----------
 Net earnings                        $       .40   $       .44   $       .58    $       .57
                                     ===========   ===========   ===========    ===========
Earnings per common share -
 assuming dilution:
 Earnings before cumulative
   effect of accounting change and
  extraordinary item                 $       .40   $       .43   $       .58    $       .72
  Cumulative effect of  change in
  accounting principle                      --            --            --             (.02)
 Extraordinary item                         --            --            (.01)          (.14)
                                     -----------   -----------   -----------    -----------
 Net earnings                        $       .40   $       .43   $       .57    $       .56
                                     ===========   ===========   ===========    ===========
Dividends per share                  $      .025   $      .025   $       .05    $       .05
                                     ===========   ===========   ===========    ===========

See   accompanying  notes  to  condensed  consolidated  financial statements.

                   IBP, inc. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED

                            STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                    26 Weeks Ended
                                               ------------------------
                                                               Restated
                                                June 30,       June 24,
                                                  2001           2000
                                               ----------   ------------
                                                  Inflows (outflows)

NET CASH FLOWS (USED) PROVIDED BY OPERATING
 ACTIVITIES                                    $ (21,984)    $  108,649
                                                --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures                           (196,410)      (181,501)
 Proceeds from sale of PP&E                       21,074            977
 Investment in life insurance contracts          (10,627)          -
 Investments in equity ventures                   (1,096)       (10,268)
 Purchases of marketable securities                  -          (25,000)
 Proceeds from disposals of marketable
  securities                                         -           15,000
 Increase in noncurrent receivables                  -           (7,763)
 Other investing cash inflows                      1,261            -
 Other investing cash outflows                      (898)           (58)
                                                --------      ---------
 Net cash flows used by
  investing activities                          (186,696)      (208,613)
                                                --------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in short-term debt                     248,000        333,796
 Principal payments on long-term
  obligations                                    (52,263)      (483,644)
 Exercise of stock options                         9,565            885
 Dividends paid                                   (5,291)        (4,978)
 Proceeds from issuance of long-term debt          2,000        295,482
 Purchase of treasury stock                       (1,987)       (13,580)
 Redemption of preferred stock                       -          (28,512)
 Other financing cash outflows                    (1,986)          -
                                                --------       --------
  Net cash flows provided by
   financing activities                          198,038         99,449
                                                --------       --------
Effect of exchange rate on cash
 and cash equivalents                                (66)            65
                                                --------       --------
Net change in cash and cash equivalents          (10,708)          (450)
Cash and cash equivalents at beginning
 of period                                        29,970         32,865
                                                --------       --------
Cash and cash equivalents at end of
 period                                        $  19,262     $   32,415
                                                ========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the periods for:
  Interest, net of amounts capitalized        $   46,712     $   36,653
  Income taxes, net of refunds received           11,221         40,042

 Depreciation and amortization expense            85,963         69,288
 Amortization of intangible assets                16,046         17,421

See accompanying notes to condensed consolidated financial statements.

                      IBP, inc. AND SUBSIDIARIES
         NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       Columnar amounts in thousands, except per share amounts

   A.   GENERAL

        The accompanying financial statements for the periods ended June 24, 2000 were restated to reflect adjustments for irregularities and misstatements at one of the company's subsidiaries, for the cumulative and current period effect on revenue recognition of adoption of Staff Accounting Bulletin Rule 101, for the application of variable plan accounting for certain stock options, for reclassifications in the statement of cash flows, and for expanded disclosures related to segment information. The company's reports on Form 10-Q/A for the twenty-six weeks ended June 24, 2000 and Form 10-K for the year ended December 30, 2000 provide detailed descriptions of the restatements.

        Freight charges previously netted against sales have been reclassified to cost of goods sold in the prior year to conform to the current year presentation.

        The condensed consolidated balance sheet of IBP, inc. and subsidiaries ("IBP" or "the company") at December 30, 2000 has been taken from audited financial statements at that date and condensed. All other condensed consolidated financial statements contained herein have been prepared by IBP and are unaudited. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in IBP's Annual Report on Form 10-K for the year ended December 30, 2000.

        In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of IBP at June 30, 2001 and the results of its operations and its cash flows for the periods presented herein.

   B.   TYSON MERGER AGREEMENT

             In late June, the company executed a Stipulation with Tyson Foods, Inc. ("Tyson") that requires Tyson to specifically perform the Merger Agreement between IBP and Tyson (the "Merger Agreement") as modified by the Stipulation. Pursuant to the Merger Agreement, as modified by the Stipulation, Tyson agreed to proceed with a cash tender at $30 per share for 50.1% of the shares, followed by a merger in which IBP will merge into Lasso Acquisition Corporation, a wholly owned subsidiary of Tyson. Each IBP shareholder at the time of the merger shall receive a number of shares of Tyson Class A common stock having a value of $30.00 if, during the fifteen trading day period ending on the fifth trading day immediately preceding the effective time of the merger, the average per share price of Tyson Class A common stock is at least $12.60 and no more than $15.40. If the average per share price of Tyson Class A common stock is less than $12.60, then each IBP share outstanding immediately prior to the effective time of the merger will be exchanged for 2.381 shares of Tyson Class A common stock. If the average per share price of Tyson Class A common stock is more than $15.40, then each IBP share outstanding immediately prior to the effective time of the merger will be exchanged for 1.948 shares of Tyson Class A common stock. Tyson closed the cash tender on August 3, 2001, with expected completion by mid-August, and expects the merger to be consummated in early October 2001.

        Upon confirmation of payment for shares purchased by Tyson in the Cash Tender, Martin A. Massengale, Wendy L. Gramm, John Jacobsen, Jr. and Eugene
   D. Leman will resign, effective August 6, 2001 from the IBP Board, and effective August 6, 2001, John Tyson, Tyson's Chairman, President and Chief Executive Officer, Don Tyson, Tyson's Senior Chairman, Greg Lee, Les R. Baledge and Steve Hankins will be appointed to and join the IBP Board.

        If the merger is consummated but fails to be treated as a "reorganization" for federal income tax purposes, the merger will be a taxable transaction. The merger would fail to be treated as a "reorganization" if, for example, the aggregate fair market value of the Tyson Class A stock delivered as consideration for the IBP shares in the merger failed to exceed a minimum percentage, approximately 40 percent under one United States Supreme Court case, of the aggregate fair market value of the cash and Tyson Class A common stock delivered as consideration for all IBP shares in the tender offer and merger. In the event that the merger is consummated but fails to be treated as a "reorganization," each holder of IBP shares that exchanges IBP shares for Tyson Class A common stock in the merger will generally recognize gain or loss measured by the difference between the fair market value of Tyson Class A common stock received in the merger (together with any cash received in lieu of fractional shares) and such stockholder's adjusted tax basis in the IBP shares exchanged in the merger. In addition, if the merger is consummated as currently described in the merger agreement - as a merger of IBP into Purchaser with the Purchaser as the surviving corporation - the merger may be taxable to IBP, as well as IBP shareholders, resulting in a corporate level tax on IBP's gain, measured by the difference between the fair market value of IBP's assets and IBP's basis in such assets. Tyson and IBP may elect, however, pursuant to Section 12.03(c) of the merger agreement to amend the merger agreement and require Purchaser to merge into IBP with IBP the surviving corporation in the merger. If that election is made, the corporate level tax would not apply, but the merger would be taxable to shareholders.

   C.   OTHER

        IBP's interim operating results of its Beef Carcass, Beef Processing and Pork segments may be subject to substantial fluctuations that do not necessarily occur or recur on a seasonal basis. Such fluctuations are normally caused by competitive and other conditions in the cattle and hog markets over which IBP has little or no control. Therefore, the results of operations for the interim periods presented are not necessarily indicative of the results to be attained for the full fiscal year.

   D.  INVENTORIES

       Inventories, valued at the lower of first-in, first-out cost or market, are comprised of the following:

                                        June 30,    December 30,
                                          2001           2000
                                       ---------      ---------
          Product inventories:
            Raw materials              $ 79,239        $ 78,004
            Work in process             107,002         101,973
            Finished goods              501,652         412,211
                                        -------         -------
                                        687,893         592,188
           Livestock                    196,572         185,413
           Supplies                      98,489          95,943
                                        -------         -------
                                       $982,954        $873,544
                                        =======         =======

   E.  EARNINGS PER SHARE

                                               13 Weeks Ended
                                           ------------------------
                                                          Restated
                                            June 30,      June 24,
                                              2001          2000
                                           ----------     ---------
     Numerator:
      Net earnings                          $ 42,319       $ 46,442
                                             =======        =======
     Denominator:
      Weighted average common shares
        outstanding                          106,047        106,019
      Dilutive effect of employee stock
        plans                                    640          1,159
      Diluted average common shares          -------        -------
        outstanding                          106,687        107,178
                                             =======        =======
      Basic earnings per common share          $ .40          $ .44
                                                ====           ====
      Diluted earnings per common share        $ .40          $ .43
                                                ====           ====

                                                 26 Weeks Ended
                                            ------------------------
                                                          Restated
                                            June 30,      June 24,
                                              2001          2000
     Numerator:                             --------      ----------
       Earnings before accounting change
         and extraordinary item             $ 62,316       $ 80,178
        Preferred stock dividends

          and accretion                         -            (2,566)
                                             -------        -------
      Earnings available for common shares  $ 62,316       $ 77,612
                                             =======        =======
     Denominator:
      Weighted average common shares
        outstanding                          106,001        106,030
      Dilutive effect of employee stock          931          1,304
        plans

      Diluted average common shares          -------        -------
        outstanding                          106,932        107,334
                                             =======        =======
      Basic earnings before accounting
        change and extraordinary item
        per common share                       $ .59          $ .73
                                                ====           ====
      Diluted earnings before accounting
        change and extraordinary item per
        common share                           $ .58          $ .72
                                                ====           ====

        The summary below lists stock options outstanding at the end of the fiscal quarters which were not included in the computations of diluted EPS because the options' exercise price was greater than the average market price of the common shares. These options had varying expiration dates.

                                              2001            2000
                                             ------          ------
     Stock options excluded from
      diluted EPS computation                 2,027           3,287
     Average option price per share          $22.95          $21.19

   F.  COMPREHENSIVE INCOME

        Comprehensive income consists of net earnings and foreign currency translation adjustments. Management considers its foreign investments to be permanent in nature and does not provide for taxes on currency translation adjustments arising from converting the investment in a foreign currency to U.S. dollars. Comprehensive income for the 26 weeks ended June 30, 2001 and June 24, 2000 was as follows:

                                               26 Weeks Ended
                                           ------------------------
                                                         Restated
                                           June 30,      June 24,
                                             2001          2000
                                           --------      ---------
     NET EARNINGS                           $61,568        $62,712
     Other comprehensive income:
      Foreign currency translation

       adjustments                           (1,465)        (1,056)
                                             ------         ------
     COMPREHENSIVE INCOME                   $60,103        $61,656
                                             ======         ======

   G.  ACQUISITION AND DISPOSITION

        On February 7, 2000, the company acquired the outstanding common stock of Corporate Brand Foods America, Inc. ("CBFA"), a privately held processor and marketer of meat and poultry products for the retail and foodservice markets. In the transaction, which was accounted for as a pooling of interests, IBP issued approximately 14.4 million common shares for all of the outstanding common stock of CBFA. The company also assumed $344 million of CBFA's debt and preferred stock obligations. At the acquisition date, all of the debt obligations were refinanced (see Note H) and the preferred stock was redeemed. The companies incurred $31 million of nonrecurring merger-related expenses, related primarily to an increase in the valuation of CBFA's restricted redeemable stock, a non-cash charge of $21 million, and $10 million in professional fees and other expenses.

        In January 2001, the company sold a 70% interest in its Platte County, Nebraska, ground meats facility to Carneco Holdings, LLC, a wholly owned subsidiary of Lopez Foods, Inc., a smaller meat processor headquartered in Oklahoma City, Oklahoma. The company received cash proceeds of $20.5 million and recognized a gain of $7 million related to the percentage sold. The Platte County facility had net sales of $146 million and earnings from operations of $2 million in fiscal 2000. The gain on sale of the Platte County facility and past operations were included in the Foodbrands America segment although IBP's subsequent 30% equity in earnings of this facility is in the All Other segment.

   H.  LONG-TERM OBLIGATIONS:

        On January 16, 2001, the company repaid its $50 million of 6.0% Securities due 2001. The company chose not to exercise an option to extend the term of the securities and, in so doing, paid $2 million to terminate the option. The $2 million payment plus unamortized deferred financing costs less unamortized option premium totaled $1,017, before applicable income tax benefit of $384, and was accounted for as an extraordinary loss in the condensed consolidated statement of earnings.

        In early January 2001, the company terminated interest rate swaps on notional amounts of $350 million and received $31 million cash proceeds. Under FAS 133, the offsetting adjustment previously recorded to the hedged debt will be amortized as a credit to interest expense over the life of the debt through 2010.

        On February 7, 2000, the company completed its merger with CBFA and, at the same time, refinanced all of CBFA's various existing debt obligations, using available IBP credit facilities that were at more favorable terms. Prepayment premiums, accelerated amortization of unamortized deferred financing costs, and transaction expenses totaled $22 million, before applicable income tax benefit of $7 million, and was accounted for as an extraordinary loss in the condensed consolidated statement of earnings.

   I.  CONTINGENCIES:

        IBP is involved in numerous disputes incident to the ordinary course of its business. While the outcome of any litigation is not predictable with certainty, or subject to the company's control, management believes that any liability for which provision has not been made relative to the various lawsuits, claims and administrative proceedings pending against IBP, including those described below, will not have a material adverse effect on its future consolidated results, financial position or liquidity.

        Cattle Producer Litigation. In July 1996, a lawsuit was filed against IBP by certain cattle producers in the U.S. District Court, Middle District of Alabama, seeking certification of a class of all cattle producers. The complaint alleges that IBP has used its market power and alleged "captive supply" agreements to reduce the prices paid to producers for cattle. Plaintiffs have disclosed that, in addition to declaratory relief, they seek actual and punitive damages. The original motion for class certification was denied by the District Court; plaintiffs then amended their motion, defining a narrower class consisting of only those cattle producers who sold cattle directly to IBP from 1994 through the date of certification. The District Court approved this narrower class in April 1999. The 11th Circuit Court of Appeals reversed the District Court decision to certify a class, on the basis that there were inherent conflicts amongst class members preventing the named plaintiffs from providing adequate representation to the class. The plaintiffs then filed pleadings seeking to certify an amended class.
   The Court denied the plaintiffs' motion on October 17, 2000. Plaintiffs' motion for reconsideration of the judge's decision was denied, and plaintiffs now seek to certify a class of cattle producers who have sold exclusively to IBP on a cash market basis. This motion, as well as the company's motions for summary judgment on both liability and damages, is now pending. Management continues to believe that the company has acted properly and lawfully in its dealings with cattle producers.

        Environmental Litigation. On January 15, 1997, the Illinois EPA brought suit against IBP at its Joslin, Illinois facility alleging that IBP's operations at its Joslin, Illinois facility are violating the "odor nuisance" regulations enacted in the State of Illinois. IBP has already completed additional improvements at its Joslin facility to further reduce odors from this operation, but denies Illinois EPA's contention that its operations at any time amounted to a "nuisance". IBP is in the midst of discussions aimed at a complete resolution of these issues, and reports this issue solely because of a recent determination that the penalties have the potential to exceed $100,000.

        On January 12, 2000, The United States Department of Justice ("DOJ"), on behalf of the Environmental Protection Agency ("EPA"), filed a lawsuit against IBP in U.S. District Court for the District of Nebraska, alleging violations of various environmental laws at IBP's Dakota City facility. This action alleges, among other things, violations of: (1) the Clean Air Act; (2) the Clean Water Act; (3) the Resource, Conservation and Recovery Act; (4) the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"); and (5) the Emergency Planning and Community Right to Know Act ("EPCRA"). This action seeks injunctive relief to remedy alleged violations and damages of $25,000 per violation per day for alleged violations which occurred prior to January
   30, 1997, and $27,500 per violation per day for alleged violations after that date. The Complaint alleges that some violations began to occur as early as 1989, although the great majority of the violations are alleged to have occurred much later, and continue into the present. The company determined to reserve $3.5 million during 1999 for the claims raised in this lawsuit based upon the evaluation of a confidential settlement demand received from the DOJ, and review and evaluation of the resolution of comparable claims, in light of the company's assessment of the facts as known to the company and the legal theories advanced by the DOJ. On the same basis, the company believes, based upon a confidential settlement demand received from the DOJ and a review and assessment of the facts known to the company and the legal theories advanced by the DOJ that the range of exposure is between $4.4 million and $15.9 million, although the company is unable to predict with accuracy the ultimate resolution in this matter due to risks and uncertainties that make such an evaluation difficult at this time. The company believes it has meritorious defenses on each of these allegations and intends to aggressively defend these claims.

        On May 19, 2000, IBP signed a Partial Consent Decree with the EPA which makes environmental improvements that were already underway at IBP's Dakota City, Nebraska facility federally enforceable. Although this Partial Consent Decree does not purport to resolve all of the allegations in the Complaint, if EPA were to prevail in court on certain of its claims, these improvements may nonetheless satisfy part of the injunctive relief sought by EPA under the Complaint, a fact that EPA has acknowledged.

        Securities Litigation re: Environmental Liabilities. In February 2000, several lawsuits were filed against IBP by certain shareholders in the United States District Court for the District of Nebraska seeking to certify a class of all persons who purchased IBP stock between March 25, 1999 and January 12, 2000. The complaints, seeking unspecified damages, allege that IBP violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, and claims IBP issued materially false statements about the company's compliance with environmental laws in order to inflate the company's stock price. The lawsuits have been consolidated and the Court has appointed three lead plaintiffs and has appointed lead and liaison counsel. An amended consolidated complaint with respect to all the actions was filed, and the company prepared and filed a motion to dismiss this complaint. On February 14, 2001, lead plaintiffs filed a motion for leave to amend the amended consolidated complaint to add additional claims on behalf of all persons who purchased IBP stock between March 25, 1999 to January 25, 2001. The proposed new claims are substantially similar to those alleged in the South Dakota and New York actions described below under the heading Securities Litigation re: Earnings Restatement, alleging that IBP violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and rule 10b-5 thereunder. On May 21, 2001, the Magistrate Judge issued two opinions recommending 1) the denial of plaintiffs request to amend the amended consolidated complaint, and 2) dismissal of the complaint in its entirety for failure to state a claim. Plaintiffs have appealed to the District Court judge, and a final decision is pending.

        Litigation re: Rawhide and Tyson Transactions. Between October 2 and November 1, 2000, fourteen class actions were filed in the Delaware Court of Chancery against IBP and members of the Board of Directors of IBP (the "Delaware Shareholder Litigation") relating to IBP's entry into the Rawhide Merger Agreement on October 1, 2000 (the "Rawhide Merger Agreement"), and IBP's termination of the Rawhide Merger Agreement in favor of the Tyson Merger Agreement on January 1, 2001 (the "Tyson Merger Agreement").

         On March 29, 2001, Tyson announced that it was "discontinuing" the Tyson Merger Agreement, and Tyson filed a lawsuit against IBP in the Chancery Court of Washington County, Arkansas alleging that IBP had fraudulently induced it to enter into the Tyson Merger Agreement. Tyson later amended its complaint to add claims for breach of representations and warranties contained in the Tyson Merger Agreement.

        On March 30, 2001, IBP filed a cross-claim against Tyson in the Delaware Shareholder Litigation seeking to compel specific performance of the Tyson Merger Agreement and to obtain a declaratory judgment that Tyson had no right to rescind or terminate the Tyson Merger Agreement. Tyson counterclaimed in the Delaware Shareholder Litigation claiming that the Tyson Merger Agreement was voidable on grounds of fraudulent inducement, negligent misrepresentation and mistake, that IBP had breached representations and warranties in the Tyson Agreement, that Tyson was entitled to restitution of the $66.5 million payment made by it to Rawhide on IBP's behalf, and that Tyson was entitled to a declaratory judgment that it had validly terminated the Tyson Merger Agreement.

        Following an expedited trial, the Delaware Court of Chancery issued an opinion on June 15, 2001 (revised on June 18, 2001) holding that 1) the Tyson Merger Agreement was valid and enforceable against Tyson and not induced by fraud, negligent misrepresentation, material misrepresentation or mistake; 2) Tyson breached its obligations to IBP by terminating the Tyson Merger Agreement; 3) Tyson did not breach any obligations to the plaintiff shareholders by failing to consummate the cash tender offer; and 4) IBP was entitled to specific performance of the Tyson Merger Agreement.

        On June 27, 2001, the Delaware Court of Chancery issued an Order, Judgment and Decree in accordance with its opinion. The Court also signed a Stipulation and Order (the "IBP/Tyson

   Stipulation") negotiated by IBP and Tyson, which required Tyson to consummate the transactions contemplated by the Tyson Merger Agreement as modified by the IBP/Tyson Stipulation.

        On June 27, 2001, IBP, Tyson and the shareholders in the Delaware Shareholder Litigation, entered into a Stipulation of Settlement pursuant to which Tyson agreed to proceed with the performance of its obligations under the Tyson Merger Agreement, as modified by the IBP/Tyson Stipulation. On August 3, 2001, the Delaware Court of Chancery issued an Order and Final Judgment approving the Stipulation of Settlement. The Order and Final Judgment provides for the settlement and release of all claims that have been or could have been asserted in the Delaware Court of Chancery, or any other forum, by any member of the Class of all IBP shareholders from October 2, 2000 through the closing of the contemplated merger with Tyson, whether directly, representatively or derivatively, that have arisen or could have arisen from any of the acts that could have been asserted in the Delaware Shareholder Litigation, or in any other court, including any claim for violation of federal or state law, relating to the Tyson Merger Agreement or the Rawhide Merger Agreement. The release carves out the claims described below under the heading Securities Litigation re: Earnings Restatement. The Order and Final Judgment awarded counsel for the shareholder plaintiffs fees and expenses in the amount of $338,000.

         Two separate suits, containing the same general allegations as those contained in the Delaware Shareholder Litigation, were filed in the District Court for South Dakota. The first action against IBP and its directors, Teamsters Local Nos. 175 and 505 Pension Trust Fund v. IBP, inc., challenged the Rawhide Merger Agreement. The plaintiff in this action voluntarily dismissed its claim on April 5, 2001. In the second action, a shareholder derivative action entitled Reier v. Bond, IBP's motion to dismiss or stay remains pending. The South Dakota federal district court has scheduled an oral argument on the motion for August 17th. IBP has advised the district court and the plaintiff's counsel that the Order and Final Judgment entered by the Delaware Court of Chancery bars plaintiff's claim.

        Securities Litigation re: Earnings Restatement. Between January and March 2001, a number of lawsuits were filed by certain shareholders in the United States District Court for the District of South Dakota and one suit filed in the United States District Court for the Southern District of New York seeking to certify a class of all persons who purchased IBP stock between February 7, 2000 and January 25, 2001. The plaintiff in the New York action has voluntarily dismissed and refiled its complaint in South Dakota. The complaints, seeking unspecified damages, allege that IBP and certain members of management violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder, and claims IBP issued materially false statements about the company's financial results in order to inflate the company's stock price. More specifically, these allegations relate primarily to the charges that IBP has taken relating to operations at its DFG Foods subsidiary, the restatement of earnings announced by IBP for certain periods in 1999 and 2000, IBP's announced adoption of a different method for accounting for certain components of its stock option plans, and certain issues raised by the SEC that have since been resolved. The South Dakota court has consolidated the actions and selected a lead plaintiff. Plaintiffs are expected to file a consolidated amended complaint. IBP intends to vigorously contest these claims.

        Preference Litigation. In late July 2001, the company resolved a claim from a trustee of a former customer now in bankruptcy of an alleged preference, for a sum within the $0- $3 million range previously disclosed in the company's Form 10-Q for the thirteen weeks ended March 31, 2001.

   J.  BUSINESS SEGMENTS

        Segment information has been prepared in accordance with FASB Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." Performance of the segments is evaluated on earnings from operations.

        The Beef Carcass segment is involved in the slaughter of live fed cattle, reducing them to dressed carcasses and allied products for sales to further processors. Over 87% of Beef Carcass sales are to other IBP segments, chiefly to Beef Processing. The Beef Carcass segment also markets its allied products to manufacturers of pharmaceuticals and poultry feeds.

        The Beef Processing segment is primarily involved in fabrication of dressed beef carcasses into primal and sub- primal meat cuts.

        The Pork segment is involved in hog slaughter and fabrication and related allied product processing activities.

        The Beef Processing and Pork segments market their products to food retailers, distributors, wholesalers, restaurants and hotel chains and other food processors in domestic and international markets. The Pork segment also sells allied products to pharmaceutical and poultry feeds manufacturers.

        The Foodbrands America segment consists of several IBP subsidiaries, principally Foodbrands America, Inc., IBP Branded Foods, Inc. (formerly
   CBFA), The Bruss Company and The IBP Foods Co. The Foodbrands America group produces, markets and distributes a variety of frozen and refrigerated products to the "away from home" food preparation market, including pizza toppings and crusts, value-added pork-based products, ethnic specialty foods, appetizers, soups, sauces and side dishes as well as deli meats and processed beef, pork and poultry products. The Foodbrands America segment also produces portion-controlled premium beef and pork products for sale to restaurants and foodservice customers in domestic and international markets.

        The All Other segment includes several businesses that do not constitute reportable business segments. These businesses primarily include the company's logistics operations, its Lakeside Farm Industries, Ltd. subsidiary (Canadian beef slaughter and fabrication operation and cattle feedlot), its fresh meat case ready operations and its hide curing and tanning operations.

        Corporate includes various unallocated corporate items not attributable to the company's operating segments. The principal items in this caption are unallocated goodwill amortization and variable stock option expense (credits).

         Intersegment sales have been recorded at amounts approximating market. Earnings from operations are comprised of net sales less all identifiable operating expenses, allocated corporate selling, general and administrative expenses, and goodwill amortization. Allocable corporate costs are allocated generally based on sales. Net interest expense and income taxes have been excluded from segment operations.

                                  13 Weeks Ended              26 Weeks Ended
                                -------------------        -------------------
                                             Restated                  Restated
                                June 30,     June 24,      June 30,    June 24,
                                  2001          2000         2001        2000
                                ---------    ---------    ---------    ---------
NET SALES
Sales to unaffiliated
 customers:

 Beef Carcass                  $  252,667   $  274,776   $  505,217   $  556,864
 Beef Processing                2,084,321    2,081,096    4,052,833    4,030,358
 Pork                             586,582      617,888    1,145,390    1,191,272
 Foodbrands America               767,329      806,782    1,538,249    1,515,253
 All Other                        668,405      488,324    1,244,252      930,510
                                ---------    ---------    ---------    ---------
                               $4,359,304   $4,268,866   $8,485,941   $8,224,257
                                =========    =========    =========    =========

Intersegment sales:
 Beef Carcass                  $2,133,812   $1,983,223   $4,119,495   $3,928,399
 Beef Processing                  140,647       81,365      241,066      155,083
 Pork                             143,242       87,115      268,491      168,933
 Foodbrands America                   299         -             299         -
 All Other                         61,345       19,367      106,376       77,200
 Intersegment elimination      (2,479,345)  (2,171,070)  (4,735,727)  (4,329,615)
                                ---------    ---------    ---------    ---------
                                     -            -            -            -
                                =========    =========    =========    =========

Net sales:
 Beef Carcass                  $2,386,479   $2,257,999   $4,624,712   $4,485,263
 Beef Processing                2,224,968    2,162,461    4,293,899    4,185,441
 Pork                             729,824      705,003    1,413,881    1,360,205
 Foodbrands America               767,628      806,782    1,538,548    1,515,253
 All Other                        729,750      507,691    1,350,628    1,007,710
 Intersegment elimination      (2,479,345)  (2,171,070)  (4,735,727)  (4,329,615)
                                ---------    ---------    ---------    ---------
                               $4,359,304   $4,268,866   $8,485,941   $8,224,257
                                =========    =========    =========    =========

EARNINGS FROM OPERATIONS
 Beef Carcass                  $   59,164   $   22,609   $   72,742   $   64,662
 Beef Processing                    4,962       45,080       (7,726)      58,399
 Pork                              20,722        3,674       43,757       29,872
 Foodbrands America                (4,992)       2,111       (2,971)     (27,008)
 All Other                         28,723       26,946       52,025       49,455
                                ---------    ---------    ---------    ---------
   Earnings from Segments         108,579      100,420      157,827      175,380
 Corporate                        (14,610)      (3,385)      (5,585)      (3,828)
                                ---------    ---------    ---------    ---------
 Total Earnings from Operations    93,969       97,035      152,242      171,552

 Net interest expense             (24,020)     (21,635)     (50,026)     (42,950)
                                ---------    ---------    ---------    ---------
 Pre-tax earnings              $   69,949   $   75,400   $  102,216   $  128,602
                                =========    =========    =========    =========

NET SALES BY LOCATION
 OF CUSTOMERS
 United States                 $3,700,200   $3,627,799   $7,216,185   $6,950,047
 Japan                            257,032      257,447      483,045      514,444
 Canada                           161,918      149,921      299,949      286,885
 Mexico                            69,329       63,003      139,135      120,483
 Korea                             56,529       72,157      110,860      151,901
 Other foreign countries          114,296       98,539      236,767      200,497
                                ---------    ---------    ---------    ---------
                               $4,359,304   $4,268,866   $8,485,941   $8,224,257
                                =========    =========    =========    =========

   K.   ADOPTION OF FAS 133

        The company adopted Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities", on December 31, 2000. In accordance with the transition provisions of FAS 133, the company recorded a net-of-tax cumulative-effect-type adjustment of $13,106 (gain) in earnings to recognize at fair value all derivatives that are designated as fair-value hedging instruments. The company also recorded a net-of-tax cumulative-effect-type adjustment of $13,143 (loss) in earnings to recognize the difference (attributable to the hedged risks) between the carrying values and fair values of related hedged assets and liabilities. Additionally, the company recorded $78 net-of-tax loss in earnings to reflect the fair value of derivatives that did not qualify as hedges under FAS 133.

        All derivatives are recognized on the balance sheet at their fair value. On the date the derivative contract is entered into, the company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge) or (2) a foreign-currency fair-value ("foreign currency" hedge). Changes in the fair value of a derivative that is highly effective as - and that is designated and qualifies as - a fair-value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), are recorded in current-period earnings. Changes in the fair value of derivatives that are highly effective as - and that are designated and qualify as - foreign-currency hedges are recorded in current-period earnings.

        The company occasionally purchases a financial instrument that contains a derivative instrument that is "embedded" in the financial instrument. Upon purchasing the instrument, the company assesses whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. If it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative would be separated from the host contract, carried at fair value, and designated as a fair- value, cash-flow, or foreign-currency hedge, or as a trading derivative instrument. However, in cases where (1) the host contract is measured at fair value, with changes in fair value reported in current earnings or (2) the company is unable to reliably identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at fair value and is not designated as a hedging instrument.

        The company formally documents all relationships between hedging instruments and hedged items, as well as its risk- management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair-value or foreign-currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments. The company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the company discontinues hedge accounting prospectively, as discussed below.

        The company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item (including firm commitments); (2) the derivative expires or is sold, terminated, or exercised; (3) a hedged firm commitment no longer meets the definition of a firm commitment; or (4) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

        When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative will continue to be carried on the balance sheet at its fair value, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be carried on the balance sheet at its fair value, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current-period earnings. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in current-period earnings.

        At June 30, 2001 and December 30, 2000, the company had the following derivative activity, qualifying as fair value hedges:

       Interest and Currency Rate Derivatives:
        The company's policy is to manage interest cost using a mix of fixed and variable rate debt. To manage this mix in a cost-effective manner, the company may enter into interest rate swaps in which the company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These interest rate swaps effectively convert a portion of the company's fixed-rate debt to variable-rate debt, or vice versa.

        The notional amounts of these swap agreements were $350 million at year-end 2000. The notional amounts of these and other derivative instruments do not represent assets or liabilities of the company but, rather, are the basis for the settlements under the contract terms. The swaps were completely liquidated in early January 2001 for cash proceeds of $31 million, which has been included in cash flows from operating activities. The offsetting loss related to the debt will be amortized as a credit to interest expense over the debt lives through 2010.

        The company's Canadian subsidiary enters into currency futures contracts to hedge its exposures on receivables, live cattle and purchase commitments in foreign currencies. At June 30, 2001, the company had outstanding qualifying hedge contracts to buy Canadian dollars totaling CDN$50 million at various dates through 2001. Comparable outstanding contracts at year-end 2000 totaled CDN$56 million. The company also had outstanding contracts at June 30, 2001 and December 30, 2000 to sell $27 million and 20 million U.S. dollars, respectively at various dates, to hedge its receivables denominated in U.S. dollars.

       Commodity Derivatives:
       The company uses commodity futures contracts to hedge its forward livestock purchases. At June 30, 2001 and December 30, 2000, the company had outstanding approximately -0- and 800 qualifying hedge contracts, respectively to buy fed cattle and hogs and 8,300 and 6,500 contracts, respectively to sell fed cattle and hogs.

        There were no significant net gains or losses recognized in earnings during the reporting period representing the amount of the hedges' ineffectiveness.